UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Amendment No. ___ )

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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

BLUE RIDGE BANKSHARES, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUPPLEMENT TO PROXY STATEMENT

OF

BLUE RIDGE BANKSHARES, INC.

SPECIAL MEETING OF SHAREHOLDERS

THURSDAY, JUNE 20, 2024

On May 7, 2024, Blue Ridge Bankshares, Inc. (the “Company”) filed a definitive proxy statement, dated May 3, 2024 (the “proxy statement”), with the Securities and Exchange Commission (the “SEC”) relating to the Special Meeting of Shareholders to be held on June 20, 2024 (the “Special Meeting”). The purpose of this supplement to the proxy statement (the “supplement”) is to update certain information contained in the proxy statement as a result of the closing of a private placement of the Company’s securities with Richard T. Spurzem, a shareholder of the Company (“Mr. Spurzem”).

This supplement should be read in conjunction with the proxy statement. All defined terms used but not defined in this supplement have the meanings ascribed to them in the proxy statement. To the extent that information in this supplement differs from information contained in the proxy statement, the information in this supplement shall supersede the information in the proxy statement.

Recent Securities Issuance

Pursuant to the securities purchase agreement, dated June 7, 2024, between the Company and Mr. Spurzem, on June 13, 2024, the Company issued and sold to Mr. Spurzem 290,000 shares of its common stock at a purchase price of $2.39 per share, 1,140 shares of its Mandatorily Convertible Cumulative Perpetual Preferred Stock, Series B (the “Series B Preferred Stock”) at a purchase price of $9,566.13 per share, and a warrant to purchase 607 shares of Series B Preferred Stock at an exercise price of $10,000.00 per share, for gross proceeds of approximately $11.6 million (the “Spurzem Transaction”).

The Company’s sale of securities to Mr. Spurzem results from Mr. Spurzem’s exercise of contractual gross-up rights pursuant to certain stock purchase agreements, by and between the Company and Mr. Spurzem, dated December 31, 2014 and March 17, 2015, in connection with the Company’s $150 million private placement announced on April 3, 2024 (the “Private Placement”).

Each share of Series B Preferred Stock is convertible into shares of the Company’s common stock at the initial conversion rate of 4,000 shares of common stock per share of Series B Preferred Stock. Similarly, the shares of Series B Preferred Stock issuable upon exercise of the warrant are convertible into shares of common stock at the same conversion rate. Conversion of the Series B Preferred Stock is contingent upon shareholder approval of the (i) issuance of common shares in the Private Placement (including the Spurzem Transaction) in excess of 20% of the Company’s outstanding common shares, including upon conversion of the Series B Preferred Stock, pursuant to applicable listing standards of the NYSE American and (ii) increase in the Company’s authorized common shares from 50,000,000 to 150,000,000.

The following table provides an updated summary of the number of shares of the Company’s common stock outstanding prior to the Private Placement and issued or issuable upon conversion of the Series B Preferred Stock to the purchasers in the Private Placement, including Mr. Spurzem.

Dilution Table*

	Number of Shares	Percent of Beneficial Ownership After Stock Issuance
Shares of Common Stock issued and outstanding as of April 2, 2024	19,584,040	16.8%
Shares of Common Stock issued to the Purchasers	3,690,000	3.2%
Shares of Common Stock issuable upon Conversion of Preferred Stock	61,160,000	52.5%
Shares of Common Stock underlying Warrants	31,960,000	27.5%

Total	116,394,040	100.0%

*	This table assumes a full conversion of Series B Preferred Stock promptly after the Special Meeting.

Certain investments discussed above involved the sale of securities in private transactions that were not registered under the Securities Act of 1933, as amended, and are subject to the resale restrictions under that act. Such securities may not be offered or sold absent registration or an applicable exemption from registration. This supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

This supplement of the Company contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent plans, estimates, objectives, goals, guidelines, expectations, intentions, projections, and statements of the Company’s beliefs concerning future events, business plans, objectives, expected operating results and the assumptions upon which those statements are based. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate, or imply future results, performance or achievements, and are typically identified with words such as “may,” “could,” “should,” “will,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “aim,” “intend,” “plan,” or words or phases of similar meaning. The Company cautions that the forward-looking statements are based largely on its expectations and are subject to a number of known and unknown risks and uncertainties that are subject to change based on factors which are, in many instances, beyond the Company’s control. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements.

The following factors, among others, could cause the Company’s financial performance to differ materially from that expressed in such forward-looking statements:

•	the strength of the United States economy in general and the strength of the local economies in which the Company conducts operations;

•	the effects of, and changes in, the macroeconomic environment and financial market conditions, including monetary and fiscal policies, interest rates and inflation;

•

the impact of, and the ability to comply with, the terms of the Consent Order with the Office of the Comptroller of the Currency (the “OCC”), including the heightened capital requirements and other restrictions therein, and other regulatory directives;

•	the imposition of additional regulatory actions or restrictions for noncompliance with the Consent Order or otherwise;

•	the Company’s involvement in, and the outcome of, any litigation, legal proceedings or enforcement actions that may be instituted against the Company;

•	reputational risk and potential adverse reactions of the Company’s customers, suppliers, employees, or other business partners;

•	the Company’s ability to manage its fintech relationships, including implementing enhanced controls and procedures, complying with OCC directives and applicable laws and regulations,

•	maintaining deposit levels and the quality of loans associated with these relationships and, in certain cases, winding down certain of these partnerships;

•	the quality and composition of the Company’s loan and investment portfolios, including changes in the level of the Company’s nonperforming assets and charge-offs;

•

the Company’s management of risks inherent in its loan portfolio, the credit quality of its borrowers, and the risk of a prolonged downturn in the real estate market, which could impair the value of the Company’s collateral and its ability to sell collateral upon any foreclosure;

•	the ability to maintain adequate liquidity by retaining deposits and secondary funding sources, especially if the Company’s or industry’s reputation become damaged;

•	the ability to maintain capital levels adequate to support the Company’s business and to comply with OCC directives;

•	the timely development of competitive new products and services and the acceptance of these products and services by new and existing customers;

•	changes in consumer spending and savings habits;

•	the willingness of users to substitute competitors’ products and services for the Company’s products and services;

•	the impact of unanticipated outflows of deposits;

•	changes in technological and social media;

•	potential exposure to fraud, negligence, computer theft, and cyber-crime;

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adverse developments in the financial industry generally, such as recent bank failures, responsive measures to mitigate and manage such developments, related supervisory and regulatory actions and costs, and related impacts on customer and client behavior;

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changing bank regulatory conditions, policies or programs, whether arising as new legislation or regulatory initiatives, that could lead to restrictions on activities of banks generally, or Blue Ridge Bank in particular, more restrictive regulatory capital requirements, increased costs, including deposit insurance premiums, regulation or prohibition of certain income producing activities or changes in the secondary market for loans and other products;

•

the impact of changes in financial services policies, laws, and regulations, including laws, regulations, and policies concerning taxes, banking, securities, real estate, and insurance, and the application thereof by regulatory bodies;

•	the effect of changes in accounting standards, policies, and practices as may be adopted from time to time;

•	estimates of the fair value and other accounting values, subject to impairment assessments, of certain of the Company’s assets and liabilities;

•

geopolitical conditions, including acts or threats of terrorism and/or military conflicts, or actions taken by the United States or other governments in response to acts or threats of terrorism and/or military conflicts, which could impact business and economic conditions in the United States and abroad;

•	the occurrence or continuation of widespread health emergencies or pandemics, significant natural disasters, severe weather conditions, floods and other catastrophic events; and

•

other risks and factors identified in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections and elsewhere in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and in filings the Company makes from time to time with the SEC.

The foregoing factors should not be considered exhaustive and should be read together with other cautionary statements that are included in filings the Company makes from time to time with the SEC. Any one of these risks or factors could have a material adverse impact on the Company’s results of operations or financial condition, or cause the Company’s actual results, performance or achievements to differ materially from those expressed in, or implied by, forward-looking information and statements contained in this supplement. Moreover, new risks and uncertainties emerge from time to time, and it is not possible for the Company to predict all risks and uncertainties that could have an impact on its forward-looking statements. Therefore, the Company cautions not to place undue reliance on its forward-looking information and statements, which speak only as of the date of this supplement. The Company does not undertake to, and will not, update or revise these forward-looking statements after the date hereof, whether as a result of new information, future events, or otherwise.